Exhibit 24.3

POWER OF ATTORNEY

WHEREAS, Equistar Funding Corporation, a Delaware corporation (the “Company”), together with Equistar Chemicals, LP, a Delaware limited partnership, intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-4, including a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with the Company’s proposal to offer to exchange up to $250,000,000 aggregate principal amount of notes registered under the Act for a like aggregate principal amount of outstanding notes;

NOW, THEREFORE, each of the undersigned, in his or her capacity as an officer or director or both, as the case may be, of the Company, does hereby appoint Gerald A. O’Brien and Charles L. Hall, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as an officer or director or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 12th day of December, 2003.

/s/ Dan F. Smith Name: Dan F. Smith	/s/ Karen A. Twitchell Name: Karen A. Twitchell
Title: Chief Executive Officer	Title: Vice President and Treasurer

/s/ Morris Gelb Name: Morris Gelb	/s/ Edward J. Dineen Name: Edward J. Dineen
Title: President and Chief Operating Officer and Director	Title: Director

/s/ T. Kevin DeNicola Name: T. Kevin DeNicola
Title: Director